UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2007

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|            Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition and Exhibits

On February 26, 2007, the Company reported results for the fourth quarter ended December 31, 2006. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the ‘Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.0.1. Financial Statements and Exhibits

(c) Exhibits

The following exhibits relating to Item 7.01 shall be deemed to be furnished, and not filed:

99.1 Press release dated February 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: February 26, 2007

By: /s/ Edward A. Stokx

Edward A. Stokx

Chief Financial Officer

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

www.psbusinessparks.com

For Release:	Immediately
Date:	February 26, 2007
Contact:	Mr. Edward A. Stokx

(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Fourth Quarter Ended December 31, 2006

GLENDALE, California - PS Business Parks, Inc. (AMEX:PSB) reported operating results for the fourth quarter ended December 31, 2006.

Net income allocable to common shareholders for the three months ended December 31, 2006 was $3.7 million or $0.17 per diluted share on revenues of $62.8 million compared to $4.9 million or $0.22 per diluted share on revenues of $55.9 million for the same period in 2005. Net income allocable to common shareholders for the year ended December 31, 2006 was $16.6 million or $0.77 per diluted share on revenues of $242.8 million compared to $32.3 million or $1.47 per diluted share on revenues of $220.2 million for the same period in 2005.

Revenues increased $6.8 million for the three months ended December 31, 2006 primarily as a result of $4.6 million from acquired properties and $2.2 million from improved occupancy and rental rates within the Company’s existing portfolio. Net income allocable to common shareholders for the three months ended December 31, 2006 decreased over the same period of 2005 by $1.2 million or $0.05 per diluted share primarily as a result of a decrease of $1.1 million in income from discontinued operations and an increase of $1.7 million in non-cash distributions associated with preferred equity redemptions partially offset by an increase in income from continuing operations.

Revenues increased $22.7 million for the year ended December 31, 2006 primarily as a result of $14.5 million from acquired properties and $8.1 million from improved occupancy and rental rates within the Company’s existing portfolio. Net income allocable to common shareholders for the year ended December 31, 2006 decreased from the same period of 2005 by $15.6 million or $0.70 per diluted share primarily as a result of a decrease of $14.0 million in income from discontinued operations and an increase of $4.4 million in non-cash distributions associated with preferred equity redemptions partially offset by an increase in income from continuing operations.

Supplemental Measures

Funds from operations (“FFO”) allocable to common shareholders and unit holders for the three months ended December 31, 2006 and 2005 were $27.5 million, or $0.95 per diluted share, and $25.1 million, or $0.86 per diluted share, respectively. FFO allocable to common shareholders and unit holders for the years ended December 31, 2006 and 2005 were $106.2 million, or $3.67 per diluted share, compared to $102.5 million, or $3.49 per diluted share, respectively. The increase in FFO for the three months ended December 31, 2006 over the same period of 2005 was primarily due to net operating income from acquired properties partially offset by an increase in non-cash distributions associated with preferred equity redemptions. The increase in FFO for the year ended December 31, 2006 over the same period of 2005 was primarily due to net operating income from acquired properties partially offset by an increase in non-cash distributions associated with preferred equity redemptions. Gains from the disposition of real estate are excluded from the computation of FFO.

The following table summarizes the impact of the implementation of the SEC’s clarification of EITF Topic D-42 on the Company’s FFO per common shareholders and unit holders for the three months and years ended December 31, 2006 and 2005:

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2006	2005	2006	2005
FFO per common share, before adjustments	$1.01	$0.86	$3.83	$3.50
Application of EITF Topic D-42	(0.06)	—	(0.16)	(0.01)
FFO per common share, as reported	$0.95	$0.86	$3.67	$3.49

Property Operations

In order to evaluate the performance of the Company’s overall portfolio over two comparable periods, management analyzes the operating performance of a consistent group of properties owned and operated throughout both periods (herein referred to as “Same Park”). Operating properties that the Company acquired subsequent to January 1, 2005 are referred to as “Other Facilities.” For the three months and years ended December 31, 2006 and 2005, the Same Park portfolio constitutes 17.3 million rentable square feet, which includes all assets included in continuing operations the Company owned and operated from January 1, 2005 through December 31, 2006. As of December 31, 2006, the Same Park portfolio represents approximately 92% of the total square footage of the Company’s portfolio.

The Company’s property operations account for substantially all of the net operating income earned by the Company. The following table presents the operating results of the Company’s properties for the three months and years ended December 31, 2006 and 2005 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2006	2005	Change	2006	2005	Change
Rental income:
Same Park (17.3 million rentable square feet) (1)	$ 57,373	$ 55,175	4.0%	$ 227,073	$ 218,981	3.7%
Other facilities (1.4 million rentable square feet) (2)	5,233	623	740.0%	15,141	623	2,330.3%
Total rental income	62,606	55,798	12.2%	242,214	219,604	10.3%
Cost of operations:
Same Park	17,090	16,883	1.2%	69,271	65,558	5.7%
Other facilities	2,227	154	1,346.1%	5,400	154	3,406.5%
Total cost of operations	19,317	17,037	13.4%	74,671	65,712	13.6%
Net operating income (3):
Same Park	40,283	38,292	5.2%	157,802	153,423	2.9%
Other facilities	3,006	469	540.9%	9,741	469	1,977.0%
Total net operating income	43,289	38,761	11.7%	167,543	153,892	8.9%
Other income and expenses:
Facility management fees	183	145	26.2%	625	579	7.9%
Interest and other income	1,417	2,108	(32.8%)	6,874	4,888	40.6%
Interest expense	(917)	(464)	97.6%	(2,575)	(1,330)	93.6%
Depreciation and amortization	(22,496)	(19,975)	12.6%	(86,216)	(76,178)	13.2%
General and administrative	(1,782)	(1,580)	12.8%	(7,046)	(5,843)	20.6%
Asset impairment due to casualty loss	—	(72)	(100.0%)	—	(72)	(100.0%)
Income from continuing operations before minority interest	$ 19,694	$ 18,923	4.1%	$ 79,205	$ 75,936	4.3%
Same Park gross margin (4)	70.2%	69.4%	1.2%	69.5%	70.1%	(0.9%)
Same Park weighted average for the period:
Occupancy	94.0%	93.2%	0.9%	93.4%	92.3%	1.2%
Annualized realized rent per square foot (5)	$ 14.20	$ 13.73	3.4%	$ 14.09	$ 13.75	2.5%

___________

(1)	See above for a definition of Same Park.
(2)	Represents operating properties owned by the Company as of December 31, 2006 that are not included in Same Park.
(3)

Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(4)	Same Park gross margin is computed by dividing NOI by rental income.
(5)	Same Park realized rent per square foot represents the annualized revenues earned per occupied square foot.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage at and for the three months ended December 31, 2006.

Ratio of FFO to fixed charges (1)	47.0x
Ratio of FFO to fixed charges and preferred distributions (1)	3.1x
Debt and preferred equity to total market capitalization (based on common stock price of $70.71 at December 31, 2006)	27.6%
Available under line of credit at December 31, 2006	$100.0 million

(1)	Fixed charges include interest expense of $917,000.

Property Acquisitions

Subsequent to December 31, 2006, the Company acquired Overlake Business Center, a 493,000 square foot multi-tenant office and flex business park located in Redmond, Washington, for $76.0 million, including transaction costs. The park, which was 90.0% leased at the time of acquisition, has 171 tenants in 27 separate one and two story buildings.

On December 8, 2006, the Company acquired two assets in Palm Beach County, Florida, at an aggregate purchase price of approximately $46.2 million. The acquisition, which is comprised of Boca Commerce Park and Wellington Commerce Park, consists of approximately 398,000 rentable square feet, and was approximately 97.8% occupied at the time of acquisition. In connection with the acquisition, the Company assumed three mortgages with an aggregate principal balance of $23.8 million. The mortgages, which mature in 2011 and 2013, have a weighted average fixed interest rate of 5.8%.

On October 27, 2006, the Company acquired Rogers Avenue, a 66,500 square foot multi-tenant industrial and flex park in San Jose, California, for $8.4 million. The park, which consists of three single-story buildings, was 87.9% leased with 28 tenants at the time of acquisition.

Preferred Equity Transactions

On January 28, 2007, the Company redeemed 2.0 million depositary shares of its 8.750% Cumulative Preferred Stock, Series F for $50.0 million. In accordance with EITF Topic D-42, the redemption resulted in a reduction of net income allocable to common shareholders of $1.7 million for the three months ended December 31, 2006 equal to the excess of the redemption amount over the carrying amount of the redeemed securities.

On January 17, 2007, the Company issued 5,750,000 depositary shares, each representing 1/1,000 of a share of the 6.70% Cumulative Preferred Stock, Series P, at $25.00 per depositary share for gross proceeds of $143.8 million. The Company intends to use the proceeds from the offering to fund future property acquisitions and for general corporate purposes.

Stock Repurchase Program

The Company’s Board of Directors has authorized the repurchase, from time to time, of up to 4.5 million shares of the Company’s common stock on the open market or in privately negotiated transactions. Since inception of the program through December 31, 2006, the Company has repurchased an aggregate of 3.3 million shares of common stock at an aggregate cost of approximately $102.6 million (average cost of $31.18 per share). During the year ended December 31, 2006, the Company repurchased 309,100 shares of common stock at a cost of approximately $16.1 million. During the year ended December 31, 2005, the Company repurchased 361,400 shares of common stock at a cost of approximately $16.6 million.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.29 per common share on February 26, 2007. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock, listed below. Distributions are payable March 30, 2007 to shareholders of record on March 15, 2007.

Series	Dividend Rate	Dividend Declared
Series H	7.000%	$ 0.437500
Series I	6.875%	$ 0.429688
Series K	7.950%	$ 0.496875
Series L	7.600%	$ 0.475000
Series M	7.200%	$ 0.450000
Series O	7.375%	$ 0.460938
Series P	6.700%	$ 0.344306

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of December 31, 2006, PSB wholly owned approximately 18.7 million rentable square feet of commercial space with approximately 3,600 customers located in eight states, concentrated in California (5.6 million sq. ft.), Florida (3.6 million sq. ft.), Virginia (2.9 million sq. ft.), Texas (2.8 million sq. ft.), Maryland (1.8 million sq. ft.), Oregon (1.3 million sq. ft.) and Arizona (0.7 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the fourth quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.

A conference call is scheduled for Tuesday, February 27, 2007, at 10:00 a.m. (PST) to discuss the fourth quarter results. The toll free number is 1-800-399-4409; the conference ID is 5677781. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through March 6, 2007 at 1-800-642-1687. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

SELECTED FINANCIAL DATA

(Unaudited, in thousands)

	At December 31, 2006	At December 31, 2005
Balance Sheet Data:
Cash and cash equivalents	$66,282	$200,447
Properties held for disposition, net	$—	$5,366
Real estate facilities, before accumulated depreciation	$1,793,219	$1,573,123
Total assets	$1,462,864	$1,463,678
Total debt	$67,048	$25,893
Preferred stock called for redemption	$50,000	$—
Minority interest – common units	$165,469	$169,451
Minority interest – preferred units	$82,750	$135,750
Perpetual preferred stock	$572,500	$593,350
Common shareholders’ equity	$482,703	$500,108

Total common shares outstanding at period end	21,311	21,561
Total common shares outstanding at period end, assuming conversion of all Operating Partnership units into common stock	28,616	28,866

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2006	2005	2006	2005
Revenues:
Rental income	$62,606	$55,798	$242,214	$ 219,604
Facility management fees	183	145	625	579
Total operating revenues	62,789	55,943	242,839	220,183
Expenses:
Cost of operations	19,317	17,037	74,671	65,712
Depreciation and amortization	22,496	19,975	86,216	76,178
General and administrative	1,782	1,580	7,046	5,843
Total operating expenses	43,595	38,592	167,933	147,733
Other income and expenses:
Interest and other income	1,417	2,108	6,874	4,888
Interest expense	(917)	(464)	(2,575)	(1,330)
Total other income and expenses	500	1,644	4,299	3,558

Asset impairment due to casualty loss	—	72	—	72

Income from continuing operations before minority interests	19,694	18,923	79,205	75,936
Minority interests in continuing operations:
Minority interest in income — preferred units
Distributions to preferred unit holders	(1,555)	(2,508)	(9,789)	(10,350)
Redemption of preferred operating partnership units	—	—	(1,366)	(301)
Minority interest in income — common units	(1,263)	(1,309)	(5,113)	(5,611)
Total minority interests in continuing operations	(2,818)	(3,817)	(16,268)	(16,262)
Income from continuing operations	16,876	15,106	62,937	59,674
Discontinued operations:
(Loss) income from discontinued operations	—	(111)	(125)	2,769
Gain on disposition of real estate	—	1,580	2,328	18,109
Minority interest in income attributable to discontinued operations — common units	—	(398)	(560)	(5,258)
Income from discontinued operations	—	1,071	1,643	15,620
Net income	16,876	16,177	64,580	75,294
Net income allocable to preferred shareholders:
Preferred distributions	11,442	11,254	44,553	43,011
Redemption of preferred stock	1,722	—	3,380	—
Total preferred distributions	13,164	11,254	47,933	43,011
Net income allocable to common shareholders	$ 3,712	$ 4,923	$16,647	$32,283
Net income per common share — basic:
Continuing operations	$ 0.17	$ 0.18	$ 0.70	$ 0.76
Discontinued operations	$ —	$ 0.05	$ 0.08	$ 0.72
Net income	$ 0.17	$ 0.23	$ 0.78	$ 1.48
Net income per common share — diluted:
Continuing operations	$ 0.17	$ 0.18	$ 0.69	$ 0.76
Discontinued operations	$ —	$ 0.05	$ 0.08	$ 0.71
Net income	$ 0.17	$ 0.22	$ 0.77	$ 1.47
Weighted average common shares outstanding:

Basic	21,303	21,704	21,335	21,826
Diluted	21,666	21,920	21,646	22,018

PS BUSINESS PARKS, INC.

Computation of Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)

(Unaudited, in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2006	2005	2006	2005

Computation of Diluted Funds From Operations per Common Share (“FFO”) (1):

Net income allocable to common shareholders	$ 3,712	$ 4,923	$ 16,647	$ 32,283
Adjustments:
Gain on disposition of real estate	—	(1,580)	(2,328)	(18,109)
Depreciation and amortization	22,496	20,002	86,243	77,420
Minority interest in income – common units	1,263	1,707	5,673	10,869
FFO allocable to common shareholders/unit holders	$ 27,471	$ 25,052	$ 106,235	$ 102,463

Weighted average common shares outstanding	21,303	21,704	21,335	21,826
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average common stock equivalents outstanding	363	216	311	192
Weighted average common shares and OP units for purposes of computing fully-diluted FFO per common share	28,971	29,225	28,951	29,323

Diluted FFO per common share equivalent	$ 0.95	$ 0.86	$ 3.67	$ 3.49

Computation of Funds Available for Distribution (“FAD”) (2):

FFO allocable to common shareholders	$ 27,471	$ 25,052	$ 106,235	$ 102,463

Adjustments:
Capital improvements	(4,362)	(3,187)	(10,773)	(8,075)
Tenant improvements	(5,741)	(2,918)	(17,989)	(19,179)
Lease commissions	(1,285)	(3,577)	(5,334)	(8,567)
Straight-line rent	(367)	(361)	(2,804)	(3,635)
Stock-compensation expense	796	311	2,845	1,060
In-place lease adjustment	60	38	232	155
Lease incentives net of tenant improvement reimbursements	53	122	440	144
Impact of EITF Topic D-42	1,722	—	4,746	301
FAD	$ 18,347	$ 15,480	$ 77,598	$ 64,667

Distributions to common shareholders/unit holders	$ 8,298	$ 8,412	$ 33,192	$ 33,789

Distribution payout ratio	45.2%	54.3%	42.8%	52.3%

(1)

Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, minority interest in income, gains or losses on asset dispositions and extraordinary items. FFO should be analyzed in conjunction with net income.  However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.  Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)

Funds available for distribution (“FAD”) is computed by deducting from consolidated FFO recurring capital expenditures, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, capitalized leasing commissions and straight-line rent from FFO and adding stock-based compensation expense, amortization of lease incentives, in-place rents adjustment and the impact of EITF Topic D-42. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.